UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 24, 2008

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Omnibus Amendment to Lease and Service Agreement

On June 24, 2008, Align Technology De Costa Rica, S.R.L. (“Align Costa Rica”), a wholly owned subsidiary of Align Technology, Inc., and CF Free Zone Park, S.R.L. (“Landlord”) entered into an Amendment (the “Amendment”) to that certain Lease dated as of February 26, 2003, by and among KPMG Fides (Costa Rica) S.A. (a predecessor-in-interest to Landlord). The Amendment, among other things, extends the term of the original lease for an additional five year period commencing on October 1, 2008 and ending September 30, 2013. The total monthly rent shall increase approximately 4% annually from the current annual rental of $899,775 as follows:

Oct. 1, 2008 thru Sept. 30, 2009	$935,766
Oct. 1, 2009 thru Sept. 30, 2010	$973,197
Oct. 1, 2010 thru Sept. 30, 2011	$1,012,125
Oct. 1, 2011 thru Sept. 30, 2012	$1,052,610
Oct. 1, 2012 thru Sept. 30, 2013	$1,094,714

In addition, Align Costa Rica may, upon six months written notice terminate the lease at any time, provided, however, that in the event such termination notice is given prior to September 31, 2011, Align Costa Rica must provide Landlord with an amount equal to twelve months’ rent.

The summary of the Amendment described above is qualified by reference to the Amendment which is attached as exhibit 10.1 hereto and incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained under Item 1.01 is incorporated herein by this reference.

ITEM 9.01.	Financial Statements and Exhibits

(c)      Exhibits.

Exhibit No.	Description
10.1	Omnibus Amendment to Lease and Service Agreement date June 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2008	ALIGN TECHNOLOGY, INC.

	By:	_/s/ Kenneth B. Arola
Kenneth B. Arola
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Omnibus Amendment to Lease and Service Agreement date June 24, 2008